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                                                                   EXHIBIT 3.2
                                                                    0358L-023L
                                                                       4-28-82
                                                             (Revised 5/20/86)
                                                             (Revised 7/22/93)


                                    BY-LAWS

                                      OF

                     MCDONNELL DOUGLAS FINANCE CORPORATION


                                  ARTICLE I.

                                   Offices.

   SECTION 1. Registered Office. The Corporation shall have and maintain a registered office with a registered agent in the State of Delaware. The Corporation's principal place of business shall be in St. Louis County, Missouri.

   SECTION 2. Other Offices. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                  ARTICLE II.

                                     Seal.

   The Corporation shall have a corporate seal which shall be in circular form and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal Delaware", and may use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed upon any paper or document.

                                 ARTICLE III.

                           Meeting of Stockholders.

   SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the principal offices of this Corporation in St. Louis County, Missouri, or at such other place either within or without the State of Missouri as the Board of Directors may from time to time determine.

   SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the fourth Wednesday in April of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), at such time as the Board of Directors may determine, for the purpose of electing directors and for the transaction of other business within the powers of the Corporation, provided such business was listed in the advance notice of the meeting.

   SECTION 3. Special Meetings. Special meetings of stockholders, for any purposes other than those regulated by statute, may be called by the Chairman
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of the Board of Directors or the President, and shall be called by the
President or the Secretary at the direction of any three members of the Board of Directors or upon the written request of the holders of not less than twenty-five per centum (25%) of all the outstanding stock entitled to vote thereat. Such request shall state the purpose or purposes of the meeting and shall be delivered to the President or Secretary.

   SECTION 4. Notices. Notice of any meeting of stockholders shall be given to each stockholder of record entitled to vote thereat, in the manner provided in Article XXVI of these By-laws, not less than ten or more than fifty days before the date of the meeting.

   Notice of each special meeting of stockholders, stating the place, day and hour thereof and, unless otherwise required by law, briefly the business proposed to be transacted thereat, shall be given to each stockholder of record entitled to vote thereat, in the manner provided in Article XXVI of these By-laws, not less than ten or more than fifty days before the date of the meeting.

   SECTION 5. Quorum. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

   SECTION 6. Proxies. Any stockholder entitled to vote at any meeting of stockholders may be represented and vote thereat by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such proxy shall, on its face, provide a longer period for which it is to remain in force.

   SECTION 7. Voting. Each stockholder entitled to vote shall be entitled to one vote for each share of stock entitled to vote held by him. Upon the demand of any stockholder entitled to vote thereon, the vote upon any question before the meeting shall be by ballot. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-laws, all elections shall be had and all questions decided by plurality vote.

   SECTION 8. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, at least ten days before each election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each such stockholder, which shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and
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kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

   SECTION 9. Action Without Meeting. Any action which, under any provision of the Delaware Corporation Law, may be taken at a meeting of the shareholders, except approval of any agreement for merger or consolidation of the Corporation with other corporations, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation.

                                  ARTICLE IV.

                                  Directors.

   SECTION 1. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation, or by these By-laws conferred upon or reserved to the stockholders of any class or classes.

   SECTION 2. Number. The Board of Directors shall consist of seven (7) persons. However, the Board of Directors is hereby authorized by the vote of a majority of the Board of Directors to increase or decrease the number of directors, at any time, or from time to time. No such decrease shall, however, reduce the Board to a number less than the minimum number of directors required by the laws of the State of Delaware nor shall any such decrease take effect (except as respects vacancies then existing and directors who may thereafter resign) until the next annual meeting of stockholders, or the meeting in lieu thereof at which new directors are elected for the ensuing year.

   SECTION 3. Term of Office. Except as otherwise provided in the Certificate of Incorporation of the Corporation, each director shall be elected to serve until the next annual meeting of stockholders and until his successor is elected and qualified. In case one or more vacancies shall occur in the Board of Directors by reason of resignations effective at a future date, a majority of the directors then in office, including those who have so resigned, may elect directors to fill such vacancies, such election to take effect when such resignations become effective, and each director so elected shall hold office as herein provided in the filling of other vacancies. In case of newly created directorships resulting from an increase in the authorized number of directors or in case one or more vacancies shall occur in the Board of Directors, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by stockholders or by reason of resignations to take effect at a future date, the remaining directors, although less than a quorum may, by a majority vote, elect directors to fill such vacancies or newly created directorships, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, unless sooner displaced.

   SECTION 4. Removal. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting or the remaining directors may, to the extent
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vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

   SECTION 5. Meetings. The newly elected Board of Directors may meet immediately after the annual meeting of stockholders at the same place at which such meeting is held or at such place and time as shall be fixed by the vote of the holders of a majority of the shares of stock entitled to vote at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present; or it may meet without notice at such place and time as shall be fixed by the consent in writing of all the directors. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or the President, and shall be called by the President or Secretary upon the written request of any one of the directors. Notice of special meetings shall be given, personally or in the manner provided in
Article XXVI of these By-laws, to each director at lease one day prior to such meeting. Such notice shall specify the time and place of meeting.

   SECTION 6. Place of Meetings. The Board of Directors may hold its meetings either within or outside the State of Delaware at such place or places as it may from time to time determine, or as shall be stated in the call of the meeting or in the respective waivers of notice thereof.

   SECTION 7. Quorum and Powers of a Majority. At all meetings of the Board of Directors, a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law, or by the Certificate of Incorporation of the Corporation, or by these By-laws; provided, however, that a majority of the directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time without notice other than announcement at the meeting.

   SECTION 8. Compensation. No stated salary shall be paid directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board of Directors and for attendance at each meeting of a committee of the Board of Directors; provided, however, that nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

   SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee consent thereto in writing and the writing is filed with the minutes of the proceedings of the Board or committee.

                                  ARTICLE V.

                             Executive Committee.

   SECTION 1. Powers. The Board of Directors may designate, by resolution passed by a majority of the whole board, two or more directors to constitute an Executive Committee to serve during the pleasure of the Board of Directors.
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The Board of Directors by resolution so passed is authorized to remove at any time, without notice, and with or without cause, any member of the Executive Committee and designate another member in his place and stead.

   In all cases in which specified directions shall not have been given by the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors (except, in so far as not specifically granted herein, the power to designate or remove a member of the Executive Committee or other committee and the power to remove an officer appointed by the Board of Directors), so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session and such Committee shall have and may exercise the power to authorize the seal of the Corporation to be affixed to all papers which may require it. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the Executive Committee took action, unless actual notice to the contrary shall have been given. The Board of Directors may delegate to such Committee any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may from time to time extend, modify, curtail or restrict the powers so delegated. During the temporary absence of a member or the Executive Committee, the remaining member of members may appoint a member of the Board of Directors to act in his place, but vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

   SECTION 2. Meetings. The Executive Committee may meet at stated times, or on notice, given personally or in the manner provided in Article XXVI of these By-laws, by any member thereof to all members. During the intervals between meetings of the Board of Directors, the Executive committee shall advise and aid the officers of the Corporation in all matters concerning the interests and management of its business.

   SECTION 3. Quorum and Powers of a Majority. At all meetings of the Executive Committee, a majority of the members shall be necessary and sufficient to constitute a quorum for the transaction of business, and at any meeting at which a quorum shall be present, all action of the Executive Committee shall be taken by a majority of the members present.

   SECTION 4. Minutes. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested.

                                  ARTICLE VI.

                                   Officers.


   SECTION 1. Election. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Treasurer, a Controller and a Secretary and such Vice Presidents, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. All of such officers shall be elected by the Board of Directors. None of the officers, except the Chairman of the Board of Directors and the President, need to be directors. The officers shall be elected at the first
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meeting of the Board of Directors after each annual meeting of the stockholders.

   SECTION 2. Hold Two Offices. Any two offices may be held by the same person. More than two offices other than the offices of President and Secretary may be held by the same person.

   SECTION 3. Terms of Office. The officers hereinbefore mentioned shall hold office for one year and until their successors are elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor is elected and qualified.

   SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

   SECTION 5. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

   SECTION 6. Voting Shares in Other Corporations. The Corporation may vote any and all shares of stock or other certificates of interest held by it in any other corporation or corporations by such officer, agent or proxy as the Board of Directors may appoint, or, in default of any such appointment, by its President or by a Vice President.

                                 ARTICLE VII.

                      Chairman of the Board of Directors.

   The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the Stockholders at which he is present. He shall be an ex officio member of all committees. He shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation, and he shall also perform such other duties as may be assigned to him by the Board.

                                 ARTICLE VIII.

                  The President and Chief Executive Officer.

   The President shall be the chief executive officer of the Corporation; in the absence of the Chairman of the Board, the President or another officer designated by him shall preside at all meetings of the Board and Stockholders; he shall have charge of general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board and of the Executive Committee, if any, are carried into effect. He shall be an ex officio member of all committees and shall have general supervision and direction of all other officers of the Corporation except for the Chairman of the Board and shall see that their duties are properly performed and shall have the general powers and duties of supervision of the active management of the business usually vested in the President and Chief Executive Officer of a
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corporation.  He shall make annual reports showing the condition of the affairs of the corporation, and make such recommendations as he thinks proper, and submit the same to the Board of Directors, and he shall from time to time bring before the Directors, and the Executive Committee, if any, such information as may be required, pertaining to the business and property of the Corporation.

                                  ARTICLE IX.

                               Vice Presidents.

   Each Vice President shall perform such duties and shall have such powers and shall generally assist the Chairman of the Board of Directors and the President, and may have such descriptive titles as may be appropriate such as "Executive Vice President", as may be prescribed and assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors or the President; and the Board of Directors, the Executive Committee, and the Chairman of the Board or the President may from time to time designate any Vice Presidents who shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President.

                                  ARTICLE X.

                                The Treasurer.

   SECTION 1. Custody of Funds. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

   SECTION 2. Disbursements. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board of Directors, the President and the Board of Directors at the regular meeting of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

   SECTION 3. Bond. He shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belong to the Corporation.

                                  ARTICLE XI.

                                The Secretary.

   The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of
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Directors, and he shall keep the seal of the Corporation in safe custody.  He shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or by the President.

                                 ARTICLE XII.

                                  Controller.

   The Controller shall act as the principal accounting officer in charge of the general accounting books and records of the Corporation. The controller shall be responsible for the preparation of the Corporation's financial statements and reports. The Controller shall be responsible for approving for payment of all accounts payable when authorized or approved by the proper person. The Controller shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or by the President.


                                 ARTICLE XIII.

                          Assistant Vice Presidents.

   Each Assistant Vice President shall perform such duties and shall have such powers as may be prescribed and assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, or the President.

                                 ARTICLE XIV.

                Assistant Treasurers and Assistant Secretaries.

   The Assistant Treasurers and Assistant Secretaries shall generally assist the Treasurer or Secretary, respectively, and perform such duties as may be prescribed hereunder, or by the Board of Directors, or by the Chairman of the Board of Directors, or by the President.

   In the absence of the Treasurer, his duties may be performed by an Assistant Treasurer, and taking of any action by any Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence of the Treasurer.

   Any Assistant Treasurer may be required to give bond to the Corporation in the same manner that the Treasurer is required to by Section 3 of Article X.

   In the absence of the Secretary, his duties may be performed by any Assistant Secretary, and the taking of any action by any Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence of the Secretary.

                                  ARTICLE XV.

                     Duties of Officers May Be Delegated.

   For any reason that the Board of Directors or the President or any Executive Vice President may in their sole discretion deem sufficient, the Board of Directors or the President or any Executive Vice President may delegate in writing, with or without limitation, the powers or duties or
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authority of any office (except that an Executive Vice President may not delegate the powers or duties or authority reserved to the office of the President) to any Director or to any officer of the Corporation or to any other person. Such delegated powers or duties or authority shall not be redelegated by the delegate.

                                 ARTICLE XVI.

                            Certificates of Stock.

   The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with its seal, or a facsimile thereof; provided, however, that where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be facsimiles, engraved or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                                 ARTICLE XVII.

                              Transfer of Stock.

   The shares of stock shall be transferable on the books of the Corporation by the person named in the certificate or by power of attorney, lawfully constituted in writing, upon surrender of the certificate therefor.

   The Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

   The Board of Directors may appoint and remove transfer agents and registrars, and may require all stock certificates to bear the signature of any such transfer agent or of any such registrar.

                                ARTICLE XVIII.

                          Closing of Transfer Books.


   The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the
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date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid; and in the event that the Board of Directors shall not either have closed the transfer books of the Corporation or fixed a date for the determination of stockholders entitled to vote, as aforesaid, no share of stock of the Corporation shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors.

                                 ARTICLE XIX.

                           Registered Stockholders.

   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other period, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                  ARTICLE XX.

                              Lost Certificates.

   Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its transfer agents, registrars and other agents a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors, and in such amount as the Board may determine sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of such certificate or the issuance of a new certificate, before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                                 ARTICLE XXI.

                              Books and Records.
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   SECTION 1.  Place of Keeping Books and Records.  In so far as permitted by law, the stock ledgers, books and other records of the Corporation may, at the option of the officer or officers in charge of the same, be kept at any office of the corporation within or without the State of Delaware, unless otherwise directed by the Board of Directors or by any committee thereunto authorized.

   SECTION 2. Inspection of Books. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of any stockholder and the rights of any stockholder in this respect are and shall be restricted and limited accordingly.

                                 ARTICLE XXII.

                      Bank Accounts, Checks, Loans, Etc.

   SECTION 1. No checks, drafts, bills of exchange, promissory notes, commercial paper, or demands for money of the Corporation shall be issued until signed by such officer or officers or agent or agents of the Corporation as the Board of Directors may from time to time designate for that purpose.

                                ARTICLE XXIII.

                  Indemnification of Directors and Officers.

   (a) The Corporation may indemnify every person, his heirs, executors and administrators against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him in connection with any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or otherwise, civil, criminal, administrative or investigative, including appeals), to which he may be or is made a party by reason of his being or having been a director or officer of the Corporation, or at its request of any other corporation in which it owns shares of capital stock or of which it is a creditor.

   (b) There shall be no indemnification however (i) as to amounts paid to the Corporation or such other corporation in settlement or other disposition of any threatened or pending action by or in the right of the Corporation or such other Corporation, or (ii) in the case of any criminal action or proceeding, in relation to matters as to which such person shall be adjudged to have had reasonable cause to believe that his conduct was unlawful.

   (c) Any such person shall be entitled to indemnification as of right (i) if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding, or (ii) except as hereinabove provided, in respect of matters as to which a court or independent legal counsel shall have determined that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or such other corporation and, in addition, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Such court or independent counsel shall have the power to determine that such director or officer is entitled to indemnification as to some matters even though he is not so entitled as to others. The termination of any claim, action, suit, or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith for a purpose
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which he reasonably believed to be in the best interests of the Corporation and, in the case of any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

   (d) Amounts paid in indemnification shall include, but shall not be limited to, counsel and other fees and disbursements and judgments, fines or penalties against, and amounts paid in settlement by, such director or officer. The Corporation may advance expenses to, or where appropriate may itself at its expense undertake the defense of, any such director or officer provided that he shall have undertaken to repay or to reimburse such expenses if it should be ultimately determined that he is not entitled to indemnification under this article.

   (e) Payments of indemnification made pursuant to this article shall be reported to the shareholders in the next proxy statement or otherwise, except that no such payments need be reported if such director or officer has been wholly successful on the merits or otherwise.

   (f) The provisions of this article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof by the Board of Directors, whether arising from acts or omissions to act occurring before or after the adoption hereof.

   (g) The indemnification provided in this article shall not be exclusive of any rights to which any such director or officer may otherwise be entitled by contract or as a matter of law.

   (h) If any portion of this article or any award of indemnification made hereunder shall for any reason be determined to be invalid, the remaining provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

                                 ARTICLE XXIV.

                                 Fiscal Year.

   The fiscal year of the Corporation shall end on the last day of December in each year.


                                 ARTICLE XXV.

                                  Dividends.

   Subject to the provisions of the Certificate of Incorporation of the Corporation, dividends upon the capital stock of the Corporation, out of funds legally available for the payment of dividends, may be declared at the discretion of the Board of Directors at any regular or special meeting.

                                 ARTICLE XXVI.

                                   Notices.

   SECTION 1. How Given. Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the certificate of incorporation of the Corporation of the By-laws, it shall not be construed to require personal notice, but such notice, except as otherwise
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specifically provided by law or by these By-laws, may be given either (1) by depositing the same in a post office, letter box or mail chute, in a post-paid sealed wrapper addressed to the stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, or (2) by telegraphing the same to such stockholder, officer or director, as the case may be, at such address, and the time of the mailing of such notice, or the delivery thereof to the sending office of the telegraph company, as the case may be, shall be deemed to be the time of delivery thereof.

   SECTION 2. Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The presence, in person or by proxy, of any stockholder at a meeting of the stockholders shall constitute a waiver of notice of such meeting by such stockholder. The presence in person of a director at any meeting of the Board of Directors shall constitute a waiver of notice of such meeting by such director.

                                ARTICLE XXVII.

                                  Amendments.

   These By-laws may be altered or repealed and by-laws may be made at any annual meeting of the stockholders, or at any special meeting thereof, if notice of the proposed alteration or repeal or by-law or by-laws to be made be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors.